EXHIBIT 99.1

PRESS RELEASE

	Contact:	John Simmons, V.P., CFO
Stewart & Stevenson Services, Inc.
713-868-7700
For Immediate Release
Ken Dennard
Lisa Elliott
DRG&E
713-529-6600

STEWART & STEVENSON SERVICES REPORTS

FISCAL 2003 SECOND QUARTER RESULTS

GAAP EPS from Continuing Operations was $0.11

Net EPS from Continuing Operations Before Special Charges was $0.17

HOUSTON – August    , 2003 – Stewart & Stevenson Services, Inc. (NYSE: SVC), a leading manufacturer, service provider and distributor of industrial and energy related equipment; oilfield and airline ground support equipment; and medium tactical vehicles for the U.S. Army, announced results for the fiscal second quarter ended August 2, 2003.

Sales for the second quarter of 2003 were $312.9 million compared to sales of $285.0 million in the same period a year ago.  Net earnings from continuing operations in the second quarter of 2003 were $3.2 million or $0.11 per diluted share, compared to net earnings from continuing operations of  $4.6 million, or $0.16 per diluted share, in last year’s second quarter.  Excluding the special charges described below, net earnings from continuing operations for the second quarter of fiscal 2003 totaled $4.8 million or $0.17 per diluted share.

Special charges for the second quarter of fiscal 2003 include $2.3 million for restructuring activities associated with expense reduction initiatives.  These restructuring activities primarily related to the consolidation of manufacturing operations in the Engineered Products Division and severance costs related to the elimination of certain positions at the corporate headquarters.  These expenses reduced earnings by $2.3 million ($1.6 million after tax) or $0.06 per diluted share.

Michael L. Grimes, President and Chief Executive Officer, stated, “We are pleased that in this challenging business environment the company continues to remain profitable with a very strong balance sheet.”

Segment Data

The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $108.4 million in the second quarter of 2003 compared to $105.4 million a year ago.  Operating profit for the quarter totaled $17.3 million, compared with $15.6 million in the second quarter of 2002. The increased operating profit is driven by overall higher deliveries in the quarter, increased productivity, a favorable product mix and lower costs associated with bid and proposal activities.

The Power Products segment, which is responsible for marketing and aftermarket support of a wide range of industrial equipment, recorded second quarter 2003 sales of $126.8 million, down from $133.5 million in the same period of 2002.  The decline in sales was primarily driven by lower equipment sales volume.  Operating loss for the second quarter of fiscal 2003 totaled $5.2 million compared to a $0.3 million profit in the second quarter of fiscal 2002. The decrease in operating profit compared to last year was primarily driven by the lower sales volume and higher operating expenses.

The Engineered Products Division is made up of the Petroleum Equipment, Distributed Energy Solutions and Utilities Equipment businesses.   Sales for Engineered Products totaled $58.2 million in the second quarter of fiscal 2003, compared to $28.4 million in the same period of the prior year, primarily as a result of increased sales of petroleum equipment in both U.S. and international markets.  The Engineered Products Division generated a $2.3 million operating loss, which included $0.9 million of restructuring activities, in the second quarter of fiscal 2003 compared to a loss of $4.1 million in the second quarter of fiscal 2002. The reduction in operating loss primarily resulted from the increase in sales volume in the Petroleum Equipment business.

The Airline Products segment, which manufactures airline ground support products, recorded sales of $18.4 million in the second quarter of 2003, compared with $15.4 million in the same quarter last year.  The operating loss for the second quarter totaled $0.7 million as compared to an operating loss of $1.0 million in the second quarter of fiscal 2002.

Discontinued Operations

The loss from discontinued operations in the second quarter of 2003 was $0.2 million, net of tax compared to a loss of $11.1 million net of tax in the second quarter of 2002.   Included in discontinued operations for 2003 is the Petroleum Equipment segment’s blowout preventer, valve, elastomer and drilling riser business, which was sold during the third quarter of fiscal 2002.  The loss incurred in the second quarter of 2003 pertained to costs related to the execution of certain retained contracts and claims associated with the discontinued business.  The loss incurred in the second quarter of fiscal 2002 included similar costs as well as a $5.6 million charge associated with the loss from the sale of this discontinued business.

Other

The balance in cash and equivalents was $80.4 million at quarter end, a decrease of  $35.4 million during the second quarter.  The net cash usage in the quarter was primarily related to the repayment of $30 million of senior notes, which were due and paid in May 2003.  Total debt at the end of the second quarter was $29.3 million.

Conference Call

Stewart & Stevenson Services has scheduled a conference call today at 11:00 a.m. eastern time to review second quarter results.  Please dial 303-205-0044 and ask for the Stewart & Stevenson call at least 10 minutes prior to the start time or log onto the company’s home page at http://www.ssss.com under the heading “In the Spotlight”, or on the Investor Relations web page.

A telephonic replay of the conference call will be available through September 4, 2003, and may be accessed by dialing 303-590-3000 and using pass code 549600. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (also on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.  For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email kcroan@drg-e.com.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

This press release contains forward-looking statements that are based on management’s current expectations, estimates, and projections.  These statements are not guarantees of future performance and involve a number of risks, uncertainties, and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Many factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated.  Specific important factors that could cause actual results, performance, or achievements to differ materially from such forward-looking statements include risk of competition, risks relating to technology, risks of general economic conditions, risks of oil and gas industry economic conditions, risks of airline industry economic conditions, risks as to terrorist attacks on the U.S. and their impact on the U.S. economy, risks relating to personnel, risks of dependence on government and failure to obtain new government contracts, inherent risks of government contracts,  risks of claims and litigation, risks of product defects, risks as to foreign sales and global trade matters, risks as to cost controls, risks as to information technology,  risks as to acquisitions, risks as to currency fluctuations, risks as to environmental and safety matters,  risks as to distributorships, risks as to licenses, and credit risks,  all as more specifically outlined in the Company’s latest annual report on Form 10-K. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors.  Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	August 2, 2003	August 3, 2002	August 2, 2003	August 3, 2002
	(Unaudited)		(Unaudited)

Sales	$312,851	$285,035	$602,623	$584,705
Cost of sales	272,190	243,158	521,082	499,076

Gross profit	40,661	41,877	81,541	85,629

Selling and administrative expenses	36,515	35,063	71,824	70,487
Pension curtailment expense	—	—	2,400	—
Interest expense	693	837	1,936	1,969
Interest and investment income	(559)	(374)	(1,059)	(712)
Other expense/(income), net	(564)	(492)	(476)	(513)
	36,085	35,034	74,625	71,231

Earnings from continuing operations before income taxes	4,576	6,843	6,916	14,398
Income tax provision, net	1,348	2,236	2,029	4,895
Net earnings from continuing operations before cumulative effect of change in accounting principle	3,228	4,607	4,887	9,503
Loss from discontinued operations, net of tax of $(284), $(2,649), $(710) and $(3,248)	(158)	(5,503)	(982)	(6,600)
Loss from disposal of discontinued operations, net of tax of $(2,705)	—	(5,551)	—	(5,551)
Cumulative effect of change in accounting principle, net of tax of $(1,798)	—	—	—	(3,682)
Net earnings (loss)	$3,070	$(6,447)	$3,905	$(6,330)

Weighted average shares outstanding:
Basic	28,522	28,483	28,507	28,469
Diluted	28,967	28,754	28,804	28,761

Earnings (loss) per share:
Basic:
Continuing operations before cumulative effect	$0.11	$0.16	$0.17	$0.33
Loss from discontinued operations, net	—	(0.39)	(0.03)	(0.43)
Cumulative effect of change in accounting principle	—	—	—	(0.13)
Net earnings (loss) per share	$0.11	$(0.23)	$0.14	$(0.22)

Diluted:
Continuing operations before cumulative effect	$0.11	$0.16	$0.17	$0.33
Loss from discontinued operations, net	—	(0.38)	(0.03)	(0.42)
Cumulative effect of change in accounting principle	—	—	—	(0.13)
Net earnings (loss) per share	$0.11	$(0.22)	$0.14	$(0.22)

Cash dividends per share	$0.085	$0.085	$0.170	$0.170

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three Months Ended		Six Months Ended
	August 2, 2003	August 3, 2002	August 2, 2003	August 3, 2002
	(Unaudited)		(Unaudited)
Sales
Tactical Vehicle Systems	$108,365	$105,405	$219,342	$220,866
Power Products	126,825	133,522	251,175	282,798
Engineered Products(1)	58,248	28,427	96,965	48,312
Airline Products	18,352	15,353	32,596	28,070
Other Business Activities	1,061	2,328	2,545	4,659
Total Sales	$312,851	$285,035	$602,623	$584,705

Operating Profit (Loss)
Tactical Vehicle Systems	$17,283	$15,577	$35,066	$30,491
Power Products	(5,196)	332	(8,047)	3,607
Engineered Products(1)	(2,288)	(4,148)	(6,554)	(7,832)
Airline Products	(712)	(993)	(2,704)	(3,207)
Other Business Activities	(527)	221	(1,048)	174
Total Operating Profit	8,560	10,989	16,713	23,233

Corporate expenses, net	(3,850)	(3,683)	(6,520)	(7,578)
Pension curtailment expense	—	—	(2,400)	—
Interest and investment income	559	374	1,059	712
Interest expense	(693)	(837)	(1,936)	(1,969)

Earnings from continuing operations before income taxes	$4,576	$6,843	$6,916	$14,398

Operating Profit (Loss) Percentage
Tactical Vehicle Systems	15.9%	14.8%	16.0%	13.8%
Power Products	(4.1)	0.2	(3.2)	1.3
Engineered Products	(3.9)	(14.6)	(6.8)	(16.2)
Airline Products	(3.9)	(6.5)	(8.3)	(11.4)
Other Business Activities	(49.7)	9.5	(41.2)	3.7
Consolidated	2.7%	3.9%	2.8%	4.0%

(1)       Components within Engineered Products Group:

Sales
Petroleum Equipment	$34,779	$8,792	$57,839	$15,310
Distributed Energy Solutions	20,033	17,832	33,102	29,615
Utilities Equipment	3,436	1,803	6,024	3,387
	$58,248	$28,427	$96,965	$48,312

Operating Profit (Loss)
Petroleum Equipment	$1,625	$(1,527)	$2,233	$(2,091)
Distributed Energy Solutions	(2,990)	(2,052)	(6,972)	(4,253)
Utilities Equipment	(923)	(569)	(1,815)	(1,488)
	$(2,288)	$(4,148)	$(6,554)	$(7,832)

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

	August 2, 2003	January 31, 2003
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$80,442	$107,994
Accounts and notes receivable, net	151,285	151,839
Recoverable costs and accrued profits not yet billed	44,489	11,668
Inventories	237,660	244,416
Excess of current cost over LIFO values	(43,401)	(42,785)
Deferred income tax asset	16,004	16,126
Other current assets	8,423	3,967
Total assets of discontinued operations	8,861	14,404
Total Current Assets	503,763	507,629

Property, Plant and Equipment, net	118,781	118,964
Deferred Income Tax Asset	13,572	11,754
Intangibles and Other Assets, net	15,197	14,288
Total Assets	$651,313	$652,635

Liabilities and Shareholders’ Equity
Current Liabilities
Notes payable	$2,546	$1,454
Current portion of long-term debt	250	30,250
Accounts payable	74,121	60,159
Accrued payrolls and incentives	14,773	17,408
Billings in excess of incurred costs	71,611	62,568
Other current liabilities	34,412	29,537
Total liabilities of discontinued operations	3,021	4,092
Total Current Liabilities	200,734	205,468

Long-Term Debt, net	26,531	26,531
Accrued Postretirement Benefits and Pension	57,972	54,681
Other Long-Term Liabilities	4,042	3,947
Total Liabilities	289,279	290,627
Shareholders’ Equity
Common stock, without par value, 100,000,000 shares authorized; 28,564,414 and 28,490,849 shares issued, respectively	56,085	54,843
Accumulated other comprehensive loss	(21,980)	(21,703)
Retained earnings	327,929	328,868
Total Shareholders’ Equity	362,034	362,008
Total Liabilities and Shareholders’ Equity	$651,313	$652,635

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Six Months Ended
	August 2, 2003	August 3, 2002	August 2, 2003	August 3, 2002
	(Unaudited)		(Unaudited)
Operating Activities
Net earnings (loss)	$3,070	$(6,447)	$3,905	$(6,330)
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Net loss from discontinued operations	158	11,054	982	12,151
Cumulative effect of change in accounting principle	—	—	—	3,682
Depreciation and amortization	5,679	5,575	11,221	10,427
Change in operating assets and liabilities net of the effect of acquisitions and discontinued operations:
Accounts and notes receivable, net	(3,887)	23,727	697	21,379
Recoverable costs and accrued profits not yet billed	(29,187)	(3,787)	(32,821)	(4,768)
Inventories	12,796	(7,545)	7,373	(12,698)
Other current and noncurrent assets	(5,245)	(3,165)	(6,879)	8,699
Accounts payable	16,988	2,610	13,962	(23,015)
Accrued payrolls and incentives	(4,806)	(3,420)	(2,289)	(4,229)
Billings in excess of incurred costs	7,413	23,209	9,043	28,113
Other current liabilities	1,465	1,117	4,944	8,491
Accrued postretirement benefits and pension	(539)	1,114	3,283	2,019
Other long-term liabilities	(290)	(553)	(241)	(749)
Net Cash Provided By Continuing Operations	3,615	43,489	13,180	43,172
Net Cash Provided By (Used In) Discontinued Operations	212	(2,372)	3,490	(4,583)
Net Cash Provided By Operating Activities	3,827	41,117	16,670	38,589

Investing Activities
Expenditures for property, plant and equipment	(7,855)	(6,807)	(11,552)	(16,802)
Acquisition of businesses	—	—	(409)	—
Disposal of property, plant and equipment, net	202	804	596	1,349
Net Cash Used In Investing Activities	(7,653)	(6,003)	(11,365)	(15,453)

Financing Activities
Change in short-term notes payable	20	(985)	1,092	(1,033)
Payments on long-term borrowings	(30,000)	—	(30,000)	—
Dividends paid	(2,423)	(2,417)	(4,845)	(4,835)
Proceeds from exercise of stock options	855	311	896	635
Net Cash Used In Financing Activities	(31,548)	(3,091)	(32,857)	(5,233)

Increase (decrease) in cash and cash equivalents	(35,374)	32,023	(27,552)	17,903
Cash and cash equivalents, beginning of period	115,816	67,318	107,994	81,438
Cash and cash equivalents, end of period	$80,442	$99,341	$80,442	$99,341

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

SELECTED OTHER INFORMATION

Continuing Operations

	ORDER BACKLOG
($ Millions)	May 4, 2002	August 3, 2002	November 2, 2002	January 31, 2003	May 3, 2003	August 2, 2003

Tactical Vehicle Systems	$582.7	$496.9	$388.9	$659.5	$650.1	$627.1	*

Power Products	49.1	56.9	50.3	38.7	39.9	45.8

Distributed Energy Solutions	52.3	33.8	24.2	42.5	34.6	30.0

Utilities Equipment	2.7	0.7	0.9	0.7	4.2	5.1

Petroleum Equipment	20.2	45.0	44.3	64.6	62.8	35.2

Airline Products	4.9	3.1	3.3	1.0	4.9	2.5

	$711.9	$636.4	$511.9	$807.0	$796.5	$745.7

TACTICAL VEHICLE SYSTEMS UNIT DELIVERIES

	Fiscal 2002
	1Q	2Q	3Q	4Q	Total

Trucks	612	565	571	618	2,366

Trailers	135	127	145	137	544
	747	692	716	755	2,910

Sales (millions)	$116	$105	$114	$116	$451

	Fiscal 2003
	1Q	2Q	3Q*	4Q*	Total*
Estimated Unit Deliveries

Trucks	631	644	590	602	2,467

Trailers	132	126	121	128	507
	763	770	711	730	2,974

Estimated Sales (millions)	$111	$108	$109	$106	$434

*Based on current US Army forecast and other data

See cautionary statements above for important information regarding forward-looking statements.

STEWART & STEVENSON SERVICES, INC. AND SUBSIDIARIES

RECONCILIATION OF AMOUNTS REPORTED ON A GAAP-BASIS ADJUSTED FOR SPECIAL CHARGES (a)

(In thousands, except per share data)

		Three months ended August 2, 2003
	Segment	Selling and administrative expenses		Earnings before income taxes	Net earnings	Diluted EPS from continuing operations

Continuing operations, in accordance with GAAP		$36,515	(b)	$4,576	$3,228	$0.11

Adjustments to exclude certain special charges from GAAP measures:
Costs associated with restructuring activities	Corporate	1,325		1,325	935
	Petroleum Equipment	194		194	137
	Utilities Equipment	289		289	204
	Distributed Energy	442		442	312

Total adjustments for special charges		2,250		2,250	1,588	0.06

Continuing operations, excluding special charges		$34,265		$6,826	$4,816	$0.17

(a)  To supplement our consolidated condensed financial statements presented on a GAAP basis, the company uses non-GAAP additional measures of earnings from continuing operations, net earnings, and earnings per share adjusted to exclude certain costs it believes appropriate to enhance an overall understanding of the company’s past performance and its prospects for the future.  These adjustments to our GAAP results are made with the intent of providing a more complete understanding of the underlying operational results and trends.  The presentation of this additional information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

(b)  Includes $2,250 of costs associated with restructuring activities as shown in adjustments below.